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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 18, 2001


                         ADAPTIVE BROADBAND CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)

      000-07428                                            94-1668412
(Commission File No.)                          (IRS Employer Identification No.)

                          2055 GATEWAY PLACE, SUITE 400
                           SAN JOSE, CALIFORNIA 95110
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (408) 451-3900


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Item 5.  Other Events.

     Adaptive Broadband Corporation, Debtor and Debtor in Possession ("Debtor"), has filed a motion (the "Motion") requesting that the U.S. Bankruptcy Court, Northern District of California, San Jose Division issue an order pursuant to sections 105, 363(b), 363(f) and 365 of title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. approving (i) the sale of substantially all of Debtor's assets free and clear of all liens, claims and interests (the "Asset Sale") to Moseley Associates, Inc. ("Buyer") and the allocation of proceeds of the Asset Sale between Debtor and its United Kingdom subsidiary, Adaptive Broadband Ltd. ("ABL"); (ii) the assumption by Debtor and assignment to Buyer of certain executory contracts and unexpired leases identified in the list attached to the Motion effective as of the closing of the Asset Sale; (iii) the termination of certain inter-company agreements to which Debtor is a party, identified in the list attached to the Motion; and (iv) approving agreements relating to the purchase and sale of substantially all of the assets of ABL pursuant to the Asset Sale, substantially in the form attached to the Motion, all of the above as more particularly described in the Motion. In addition, in connection with the Asset Sale, Debtor and Buyer will each release claims, if any, against one another arising out of their prior business relationship.

     Copies of the Motion and papers in support thereof may be obtained upon written request to Pachulski, Stang, Ziehl, Young & Jones P.C., Attn: David M. Bertenthal, Esq., Three Embarcadero Center, Suite 1020, San Francisco, California 94111; Facsimile No.: (415) 263-7010.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        ADAPTIVE BROADBAND CORPORATION

Dated:  September 20, 2001              By:   /s/ Daniel L. Scharre
                                           -------------------------------------
                                              Daniel L. Scharre
                                              Chairman, President and
                                              Chief Executive Officer